Registration No. ______________

     As Filed with the Securities and Exchange Commission on March 30, 2000
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                       AVALON CORRECTIONAL SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)
                               ----------------
   Nevada                               8999                  13-3592263
(State of Incorporation     (Primary Standard Industrial      (I.R.S.
 or Organization)             Classification Code No.)         Employer
                                                               entification No.)
                               13401 Railway Drive
                          Oklahoma City, Oklahoma 73114
                                 (405) 752-8802
           (Name, address, including zip code and telephone number, including area code, of Registrant's principal executive office)

           DONALD E. SMITH                                 With Copies To:
       Chief Executive Officer                         Mark A. Robertson, Esq.
 AVALON CORRECTIONAL SERVICES, INC.                     Robertson & Williams
         13401 Railway Drive                        3033 N.W. 63rd St., Ste. 160
    Oklahoma City, Oklahoma 73114                      Oklahoma City, OK 73116
(Name and address of agent for service)                    (405) 848-1944

           (405) 752-8802
    (Telephone number, including
including area code, of agent for service)
                               -------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed     Proposed
                                         Maximum       Maximum
   Title of Securities     Amount to  Offering Price  Aggregate    Amount of
     to be Registered         be         Per Unit     Offering   Registration
                          Registered                    Price       Fee(b)
===============================================================================
Common Stock (par value
$.001 per share)              350,000        (a)           (a)           $161.70
                              Shares
===============================================================================

      Approximate Date of Proposed Sales: From time to time after effective date of this Registration Statement.
----------------
(a) Price will be determined according to plan rules, using the fair market value of the Common Stock as reported on the NASDAQ Small Cap Market System.
(b) Filing fee was calculated pursuant to 17 CFR 230.457(c), using a price of $1.75 which is the average bid and ask price of Avalon Correctional Services, Inc. Common Stock on March 24, 2000, as reported on NASDAQ Small Cap Market System which is within 5 business days prior to the date of filing.



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


This is the registration of additional securities of the same class as other securities for which a registration statement has been filed on Form S-8 and is effective relating to an employee benefit plan. The contents of the earlier Form S-8 Registration Statement No. 33-80129 are incorporated herein by reference.

                                     PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement, except to the extent that any statement or information contained therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by referenced:

      (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999.

      (b) All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since December 31, 1999.

      (c) The description of securities to be registered contained in the Registration Statement filed pursuant to Section 12 of the 1934 Act relating to the Registrant's Common Stock, including any amendments or reports filed for the purpose of updating such description.

      (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold.

Item 4.     Description of Securities.

      A description of the Registrant's common stock, par value $0.001 per share, is incorporated by reference under Item 3.

Item 5.     Interests of Named Experts and Counsel.

      None.

Item 6.     Indemnification of Directors and Officers.

      Chapter 78 of the Nevada Revised  Statutes  (Private  Companies)  provides that a director, officer, employee or agent of the Corporation may be indemnified against suit or other proceeding whether it were civil, criminal, administrative or investigative if he becomes a party to said lawsuit or proceeding by reason of the fact that he is a director, officer, employee or agent of the corporation. The compensation for indemnification includes judgments, fines and amounts paid in settlement actual and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation.




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


      However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been judged liable for negligence or misconduct in the performance of his duty to the corporation, unless the court in which the action or suit is brought shall determine that despite his liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for expenses such court shall deem proper.

      The By-Laws of the corporation outline the conditions under which any director or officer of the registrant may be indemnified. Article V provides that to the extent and in the manner permitted by the laws of the State of Nevada, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

Item 7.     Exemption from Registration Claimed.

       Not applicable.

Item 8.   Exhibits.

Number Description of Exhibit

4.     Form of Stock Certificate (1)

5.     Opinion of Counsel re: Legality.

10.    Stock Option Plan adopted by Board of Directors on August 16, 1994 (2)

23     (a)Consent of Independent Accountants.
       (b)Consent of Counsel (included in Exhibit 5).

Footnotes:
1)     Incorporated  herein  by  reference  to  the  Registrant's   Registration
       Statement on Form S-18 dated March 26, 1991.
2)     Incorporated  herein  by  reference  to  the  Registrant's   Registration
       Statement on Form SB-2 dated September 13, 1995 and amended

Item 9.     Undertakings.

      The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

            (iii) To include any additional or changed  material  information on the plan of distribution;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant under the 1934 Act that are incorporated by reference in the Registration Statement.

      2. For determining any liability under the 1933 Act, each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on this 24th day of March, 2000.

                                    AVALON CORRECTIONAL SERVICES, INC.

                                   By:  S//  DONALD E. SMITH
                                        -------------------------------------
                                                Donald E. Smith
                                          Chief Executive Officer and Director

      Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated below:

            Signature                           Capacity             Date

_S// DONALD E. SMITH________     Chief Executive Officer        March 27, 2000
      Donald E. Smith                 and Director



_S// JERRY M. SUNDERLAND____     President and Director         March 27, 2000
      Jerry M. Sunderland



_S// LLOYD LOVELY____________     Vice President of Finance     March 27, 2000
      Lloyd Lovely


_S// ROBERT O. MCDONALD______    Director                       March 28, 2000
      Robert O. McDonald


_S// MARK S. COOLEY_________     Director                       March 28, 2000
      Mark S. Cooley


_s// JAMES P. WILSON________     Director                      March  28, 2000
      James P. Wilson










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


                                 EXHIBITS INDEX

Exhibit
Number            Description of Exhibit
------            ----------------------

  4            Form of Stock Certificate(1)

  5            Opinion of Robertson & Williams re: Legality.

  10           Stock Option Plan (2)

 23(a)         Consent of Independent Accountants.

 23(b)         Consent of Counsel (included in Exhibit 5).


------------------

(1) Incorporated by reference to Exhibit 3(i) to the Registrant's Form S-18 dated October 26, 1991.

(2) Incorporated by reference to Exhibit 10(ix) of Registrant's Form SB-2 Registration No. 33-83932 dated September 13, 1994.




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



                                 Exhibit 23 (a)

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We have issued our report dated February 19, 1999, accompanying the financial statements included in the Annual Report of Avalon Community Services, Inc., (now known as Avalon Correctional Services, Inc.) and subsidiaries on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.




GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 24, 2000






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



                                    Exhibit 5

                              ROBERTSON & WILLIAMS
                         Attorneys and Counselors at Law

                      3033 Northwest 63rd Street, Suite 160
                       Oklahoma City, Oklahoma 73116-3607
                       (405) 848-1944 o Fax (405) 843-6707


                                March 28, 2000


Avalon Correctional  Services, Inc.
13401 Railway Drive
Oklahoma City, Oklahoma 73114

Gentlemen:

      This firm has acted as counsel to Avalon Community Services, Inc. (the "Company") in connection with its registration on Form S-8 (the "Form S-8") of 350,000 shares of common stock, par value $0.001 per share (the "Shares"), issuable in connection with the Company's Stock Option Plan (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 2298.601(b)(d)(5), in connection with such registration.

      For purposes of this opinion, we have examined copies of the following documents:

            1.    An executed copy of the Form S-8.

            2. A copy of the Plan, dated August 16, 1994 and amended December 1, 1996.

            3.    The Articles of Incorporation of the Company.

            4.    The Bylaws of the Company.

            5. Resolutions of the Board of Directors of the Company adopted at a meeting held on August 16, 1994 and the minutes of the shareholder meeting approving the Plan on April 25, 1995. The Resolutions of the Board of Directors of the Company amending the Plan adopted at a meeting held on December 1, 1996.

      We have not, except as specifically mentioned above, made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and conformity with the originals, and the authenticity and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies.

Avalon Correctional  Services, Inc.
March 28, 2000
Page 2


      We have not, except as specifically identified herein, been retained or engaged to perform, nor have we performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, or corporate records to which the Company, or any subsidiary of the Company, may be a party or may be subject. This opinion is given in the context of the foregoing.

      This opinion is based as to matters of law solely on the General Corporation Law of the State of Nevada, and we express no opinion as to any other laws, statutes, regulations, or ordinances, including without limitation any federal or state tax or securities laws or regulations.

      Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Form S-8 and the Plan, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.


                                                      Very truly yours,

                                                       s// Mark Robertson

                                                      ROBERTSON & WILLIAMS


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